UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Pegasi Energy Resources Corporation
(Exact name of registrant as specified in its charter)

Nevada	20-4711443
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

218 N. Broadway, Suite 204
Tyler, Texas 75702
 (Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act. None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this Form relates:  Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value
Title of class

Item 1.	Description of The Company’s Securities to be Registered

The securities to be registered hereby are the shares of common stock, par value $0.001 per share, of Pegasi Energy Resources Corporation (the “Registrant”).  The description of the common stock to be registered hereunder is contained in the section entitled “Description of Securities” of the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-149241), as filed with the Securities and Exchange Commission on August 25, 2008, as amended (the “Registration Statement”), is hereby incorporated by reference herein.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that is subsequently filed is also incorporated by reference herein.

Item2.	Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

3.01	Articles of Incorporation, filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on May 30, 2006 and incorporated herein by reference.

3.02
Amendment to Articles of Incorporation, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2008 and incorporated herein by reference.

3.03	By-Laws, filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on May 30, 2006 and incorporated herein by reference.

3.04
Amendment to Articles of Incorporation, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2010 and incorporated herein by reference.

3.05
Amendment to Articles of Incorporation, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2012 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 22, 2012	PEGASI ENERGY RESOURCES CORPORATION

	By:	/s/ JONATHAN WALDRON
Jonathan Waldron
Chief Financial Officer

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